Exhibit 99.1
Open Lending Appoints Charles “Chuck” Jehl Next Chief Executive Officer
Jehl's proven financial, operational and leadership expertise position Company for future growth

Austin, Texas – September 12, 2024 – Open Lending Corporation (NASDAQ: LPRO) (“Open Lending” or the “Company”), an industry trailblazer in automotive lending enablement and risk analytics solutions for financial institutions, today announced that its Board of Directors has appointed Chuck Jehl to serve as Chief Executive Officer and a member of the Board of Directors, effective immediately. Mr. Jehl will continue to serve as Open Lending’s Interim Chief Financial Officer while the Company conducts a comprehensive search for Mr. Jehl’s replacement in the CFO role.

“Chuck’s exceptional leadership was confirmed while he served as the Company’s Interim CEO, just as the Board expected would be the case,” said Jessica Buss, Chairman of the Board. “He has the full support of the Board, and we’re confident in Chuck’s ability to lead the Company into the future. He has built strong relationships with key stakeholders, employees, investors, financial institution customers and our insurance carriers and other partners.”
“Chuck’s talent as a proven financial and operational leader was evident to me and the other co-founders of this Company back in 2020 as he was instrumental in taking the Company public. My belief in Chuck’s abilities has only increased since then as he has taken on more responsibility year after year,” added John Flynn, Co-Founder and Director. “I couldn’t be more pleased with today’s announcement, and I am excited about the future of Open Lending under Chuck’s leadership.”
“I am grateful for the Board’s trust and confidence, and I’m extremely honored to represent Open Lending and our team members as the next CEO,” said Chuck Jehl, Chief Executive Officer. “As we prepare for the next phase of growth, we remain focused on executing our strategic priorities which will position us well for the future. The differentiated technology solutions we provide to our valued customers, strong balance sheet, and financial flexibility provide an outstanding foundation as we navigate forward. I’m excited about the future of Open Lending.”
Mr. Jehl has served as the Company’s Interim Chief Executive Officer and Chief Operating Officer since March 2024 and as the Company’s Chief Financial Officer and Treasurer since August 2020. In addition, Mr. Jehl was instrumental in taking the Company public in June 2020. Prior to Open Lending, Mr. Jehl spent 14 years at Forestar Group Inc., a New York Stock Exchange-listed company, in a variety of executive leadership roles including Chief Financial Officer and Treasurer from 2015 through 2019 and Chief Accounting Officer from 2005 through 2013. Prior to Forestar, he held various leadership roles at Guaranty Insurance Services Inc.

from 2000 through 2005, including Chief Operations Officer and Chief Financial Officer. Mr. Jehl holds a Bachelor of Arts degree in Accounting from Concordia University at Austin.
About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to the leadership transition plan. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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